EXHIBIT 10.6(b)

                          THE OHIO VALLEY BANK COMPANY
                              AMENDED AND RESTATED
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT


     This AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION AGREEMENT (this "Agreement") is adopted this 28th day of December, 2007 by and between THE OHIO VALLEY BANK COMPANY, a state-chartered commercial bank located in Gallipolis, Ohio (the "Company"), and JEFFREY E. SMITH (the "Executive"). This Agreement amends and restates the prior Executive Deferred Compensation Agreement between the Company and the Executive dated April 17, 2003 (the "Prior Agreement").

     The parties intend this amended and restated Agreement to be a material modification of the Prior Agreement such that all amounts earned and vested prior to December 31, 2004 shall be subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder. The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act ("ERISA").

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person or entity, or the estate of the deceased Executive, entitled to any benefits upon the death of the Executive pursuant to Article 6.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.3 "Board" means the Board of Directors of the Company as from time to time constituted.

1.4 "Bonus" means the cash bonus, if any, awarded to the Executive for services performed during the Plan Year that does not qualify as Performance-Based Compensation.

1.5  "Code"  means  the  Internal  Revenue  Code of 1986,  as  amended,  and all
     regulations  and  guidance  thereunder,   including  such  regulations  and
     guidance as may be promulgated after the Effective Date of this Agreement.
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1.6  "Compensation"   means  the  total  annual   Bonus  and   Performance-Based
     Compensation paid to the Executive during a Plan Year.

1.7 "Deferral Account" means the Company's accounting of the Executive's accumulated Deferrals plus accrued interest.

1.8 "Deferral Election Form" means the form or forms established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate the amount of Deferrals.

1.9 "Deferrals" means the amount of Compensation which the Executive elects to defer according to this Agreement.

1.10 "Disability" means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
     (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company, provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or the provider's determination.

1.11 "Effective Date" means January 1, 2005.

1.12 "Normal Retirement Age" means the Executive's age 65.

1.13 "Performance-Based Compensation" means any amount earned over a period of at least twelve (12) months that is awarded to the Executive and qualifies as "performance-based compensation" under Code Section 409A.

1.14 "Plan Administrator" means the plan administrator described in Article 8.

1.15 "Plan Year" means each twelve (12) month period commencing on January 1 and ending on December 31 of each year.

1.16 "Specified Employee" means an employee who at the time of Termination of Employment is a key employee of the Company, if any stock of the Company is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section
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     416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the "identification period"). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.17 "Termination for Cause" has the meaning set forth in Article 7.

1.18 "Termination of Employment" means termination of the Executive's employment with the Company for reasons other than death. Whether a Termination of Employment has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Company and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Executive has been providing services to the Company less than thirty-six (36) months.

1.19 "Unforeseeable Emergency" means a severe financial hardship to the Executive resulting from an illness or accident of the Executive, the Executive's spouse, the Beneficiary, or the Executive's dependent (as defined in Section 152(a) of the Code), loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive.

                                    Article 2
                                Deferral Election

2.1 Elections Generally. The Executive may annually file a Bonus Deferral Election Form with the Plan Administrator no later than the end of the Plan Year preceding the Plan Year in which services leading to such Bonus will be performed. Notwithstanding the foregoing, if any bonus is determined to be Performance-Based Compensation, the Executive shall have until six (6) months before the end of the service period to file a Deferral Election Form with respect to such Performance-Based Compensation.

2.2 Initial Election. After being notified by the Plan Administrator of becoming eligible to participate in this Agreement, the Executive may make an initial deferral election by delivering to the Plan Administrator signed Deferral Election Forms and a Beneficiary Designation Form within thirty
     (30) days of becoming eligible. The Deferral Election Form shall set forth the amount of Bonus and/or Performance-Based Compensation to be deferred. However, if the Executive was eligible to participate in any other account balance plans sponsored by the Company (as referenced in Code Section 409A) prior to becoming eligible to participate in this Agreement, (i) the initial election to defer Bonus
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     under this Agreement  shall not be effective  until the Plan Year following the Plan Year in which the Executive became eligible to participate in this Agreement, and (ii) any election to defer Bonus that is determined to be Performance-Based Compensation shall be effective immediately if made more than six (6) months prior to the end of the period to which the Performance-Based Compensation relates, otherwise it too shall be effective beginning the Plan Year following the Plan Year in which the Executive became eligible to participate in this Agreement.

2.3 Election Changes. The Executive may modify the amount of Bonus and/or Performance-Based Compensation to be deferred annually by filing a new Deferral Election Form with the Company. The modified deferral shall not be effective until the calendar year following the year in which such subsequent Deferral Election Form is received by the Company.

2.4 Hardship. If an Unforeseeable Emergency occurs, the Executive, by written instructions to the Company, may discontinue deferrals hereunder. Any subsequent Deferral Elections may be made only in accordance with Section
     2.3 hereof.

                                    Article 3
                                Deferral Account

3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

(a)  Any Deferrals hereunder; and
(b)  Interest as follows:
     (i) At the end of each Plan Year and immediately prior to the payment of any benefits, interest shall be credited on the Deferral Account balance at an annual rate determined by the Board of Directors in its sole discretion, compounded annually; and
     (ii) At the end of each Plan Year during any applicable installment period, interest shall be credited on the Deferral Account balance at an annual rate determined by the Board of Directors in its sole discretion, compounded annually.

3.2 Statement of Accounts. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the distribution of benefits. The benefits represent the mere Company promise to distribute such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Executive's creditors.

                                    Article 4
                          Distributions During Lifetime

4.1 Normal Retirement Benefit. Upon Termination of Employment, the Company shall distribute to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

     4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at Termination of Employment.

     4.1.2 Payment of Benefit.  The Company shall  distribute the benefit to the
Executive  in  one  hundred  twenty  (120)  consecutive   monthly   installments
commencing on the first day of the month following Termination of Employment.

4.2 Disability Benefit. If the Executive experiences a Disability which results in Termination of Employment, the Company shall distribute to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

     4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at Termination of Employment.

     4.2.2 Payment of Benefit.  The Company shall  distribute the benefit to the
Executive  in  one  hundred  twenty  (120)  consecutive   monthly   installments
commencing on the first day of the month following Termination of Employment.

4.3 Hardship Distribution. If an Unforeseeable Emergency occurs, the Executive may petition the Board to receive a distribution from the Agreement (a "Hardship Distribution"). The Board in its sole discretion may grant such petition. If granted, the Executive shall receive, within sixty (60) days, a distribution from the Agreement only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution. In any event, the maximum amount which may be paid out pursuant to this Section
     4.3 is the Deferral Account balance as of the day the Executive petitioned the Board to receive a Hardship Distribution. Such a distribution shall reduce the Deferral Account balance.

4.4 Restriction on Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, the provisions of this Section 4.4 shall govern all distributions hereunder. If benefit distributions which would otherwise be made to the Executive due to Termination of Employment are limited because the Executive is a Specified Employee, then such distributions shall not be made during the first six (6) months following Termination of Employment. Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Termination of Employment. All subsequent distributions shall be paid in the manner specified.

4.5  Distributions  Upon  Taxation  of Amounts  Deferred.  If,  pursuant to Code
     Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then the Company may make a limited distribution to the Executive in a manner that conforms to the requirements of Code section 409A. Any such distribution will decrease the Executive's benefits distributable under this Agreement.

4.6  Change in Form or  Timing  of  Distributions.  All  changes  in the form or
     timing  of   distributions   hereunder   must  comply  with  the  following
     requirements. The changes:

(a) may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;
(b) must, for benefits distributable under Sections 4.1 and 4.2, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and
(c) must take effect not less than twelve (12) months after the election is made.
                                    Article 5
                             Distributions at Death

5.1 Death During Active Service. If the Executive dies while in active service to the Company, the Company shall distribute to the Beneficiary the benefit described in this Section 5.1. This benefit shall be distributed in lieu of the benefits under Article 4.

     5.1.1 Amount of Benefit.  The benefit  under Section 5.1 is the greater of:
a) the Deferral Account balance as of the Executive's death; or b) the projected Deferral Account balance had the Executive continued to defer at the current rate until Normal Retirement Age.

     5.1.2 Payment of Benefit. The Company shall distribute the benefit to the Beneficiary in one hundred twenty (120) consecutive monthly installments commencing on the first day of the fourth month following the date of the Executive's death.

5.2 Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Company shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived.

5.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Company shall pay to the Executive's beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence on the first day of the fourth month following the Executive's death.

                                    Article 6
                                  Beneficiaries

6.1 In General. The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Company in which the Executive participates.

6.2 Designation. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. If the Executive names someone other than the Executive's spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Executive's spouse and returned to the Plan Administrator. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures. Upon the acceptance by the Plan
     Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4 No Beneficiary Designation. If the Executive dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, any benefit shall be paid to the personal representative of the Executive's estate.

6.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any liability under this Agreement for such distribution amount.

                                    Article 7
                               General Limitations

7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement in excess of the Deferrals if the Company terminates the Executive's employment for:

(a)  Gross negligence or gross neglect of duties to the Company;
(b)  Commission of a felony or of a gross misdemeanor involving moral turpitude;
     or
(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Company.

7.2 Suicide or Misstatement. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement in excess of the Deferrals if the Executive commits suicide within two (2) years after the Effective Date, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Company denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

7.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement in excess of the Deferrals (i.e., Deferral Account minus interest credited thereon) if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

7.4 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement in excess of the Deferrals to the extent the benefit would be an excess parachute payment under Section 280G of the Code.

                                    Article 8
                           Administration of Agreement

8.1 Plan Administrator Duties. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator.

8.5 Bank Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Executive's death, Disability or Termination of Employment, and such other pertinent information as the Plan Administrator may reasonably require.

                                    Article 9
                          Claims and Review Procedures

9.1 Claims Procedure. The Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

     9.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

     9.1.2 Timing of Company Response. The Company shall respond to such claimant within ninety (90) days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, which an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

     9.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:
(a)  The specific reasons for the denial,
(b) A reference to the specific provisions of the Agreement on which the denial is based,
(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,
(d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and
(e)  A statement  of the  claimant's  right to bring a civil  action under ERISA
     Section 502(a) following an adverse benefit determination on review.

9.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

     9.2.1 Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Company's notice of denial, must file with the Company a written request for review.

     9.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     9.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     9.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional sixty (60) days by notifying the claimant in writing prior to the end of the initial sixty (60) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

     9.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:
(a)  The specific reasons for the denial,
(b) A reference to the specific provisions of the Agreement on which the denial is based,
(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and
(d)  A statement  of the  claimant's  right to bring a civil  action under ERISA
     Section 502(a).

                                   Article 10
                           Amendments and Termination

10.1 Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Agreement to conform to written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

10.2 Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Company and the Executive. Except as provided in Section 10.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

10.3 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if this Agreement terminates in the following circumstances:

(a) Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;
(b) Upon the Company's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the

     Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or
(c) Upon the Company's termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations
     Section 1.409A-1(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve
     (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Company may distribute Deferral Account balance, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

                                   Article 11
                                  Miscellaneous

11.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

11.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

11.3 Non-Transferability.   Benefits  under  this  Agreement   cannot  be  sold,
     transferred, assigned, pledged, attached or encumbered in any manner.

11.4 Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under
     Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Company shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

11.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

11.6 Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Company to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Company to which the Executive and the Beneficiary have no preferred or secured claim.

11.7 Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor bank.

11.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

11.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural

11.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

11.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                          The Ohio Valley Bank Company
                          ----------------------------
                            Attn:  BOLI Administrator
                          ----------------------------
                          P O Box 240 420 Third Avenue
                          ----------------------------

                     Such notice shall be deemed given as of
                     the date of delivery or, if delivery is
                           made by Gallipolis OH 45631
                     ---------------------------------------

mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.14 Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

         IN WITNESS WHEREOF, the Executive and an authorized representative of the Company have signed this Agreement.

EXECUTIVE:                                   THE OHIO VALLEY BANK COMPANY


/s/ Jeffrey E. Smith                         By:  /s/ Paula W. Clay
--------------------                         -----------------------------------
Jeffrey E. Smith                             Title:  AVP and Assistant Secretary